UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934

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       Date of Report (Date of earliest event reported): December 18, 1998



                                  CONSECO, INC.
             (Exact name of registrant as specified in its charter)



    Indiana                            1-9250                35-1468632
  ----------------                    -----------            -------------------
   (State or other                   (Commission             (I.R.S. Employer
   jurisdiction of                    File Number)           Identification No.)
    organization)

    11825 North Pennsylvania Street
         Carmel, Indiana                                       46032
  --------------------------------------                     ----------
(Address of principal executive offices)                     (Zip Code)

                                 (317) 817-6100
                              --------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                         -------------------------------
                         (Former name or former address,
                         if changed since last report.)

ITEM 5.   OTHER EVENTS.

         On December 18, 1998, Conseco, Inc. ("Conseco") completed the offering of $150.0 million of 7.875 percent Notes (the "Notes") due December 15, 2000. The Notes were priced at 99.893 percent of par. Interest on the Notes is payable semi-annually on June 15 and December 15 of each year. The Notes are redeemable in whole or in part at the option of Conseco at any time, at a redemption price equal to the sum of (a) the greater of: (i) 100 percent of the principal amount; and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the redemption date to the maturity date, computed by discounting such payments, in each case, to the redemption date on a semi-annual basis at the treasury rate (as defined in the Notes) plus 25 basis points, plus (b) accrued and unpaid interest on the principal amount thereof to the date of redemption. The Notes are unsecured and rank pari passu with all other unsecured and unsubordinated obligations of Conseco.

         Proceeds from the offering of approximately $149.0 million (after original issue discount and other associated costs) will be used by Conseco for the repayment of outstanding indebtedness.













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

ITEM 7(c).   EXHIBITS.

              1.1   Underwriting Agreement dated  December 15, 1998

             4.27   7 7/8% Note due December 15, 2000

              5.1   Opinion of John J. Sabl

             12.1 Computation of Ratios of Earnings to Fixed Charges, Preferred Dividends and Distributions on Company-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trusts

             23.1   Opinion of John J. Sabl (included in Exhibit 5.1)















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

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CONSECO, INC.


DATE:  December 18, 1998
                                        By:  /s/ JAMES S. ADAMS
                                            ----------------------------------
                                            Name:  James S. Adams
                                            Title: Senior Vice President, Chief
                                                   Accounting Officer and
                                                   Treasurer


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